UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2007
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	0-3683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Trustmark Corporation announced today that its Board of Directors increased its regular quarterly dividend 4.55% to $0.23 per share from $0.22 per share. The Board declared the dividend payable on December 15, 2007 to shareholders of record as of December 1, 2007. This action raises the indicated annual dividend rate to $0.92 per share from $0.88 per share.

Richard G. Hickson, Chairman and CEO, stated, “This marks the 25th consecutive increase in Trustmark Corporation’s annual dividend and reflects the continuing financial strength of Trustmark.  We appreciate the confidence our shareholders have placed in Trustmark and are committed to enhancing long-term shareholder value.”

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas. For additional information, visit our website at www.trustmark.com.

Trustmark Contacts:

Investors:	Louis E. Greer	Joseph Rein
	Treasurer and Principal Financial Officer	First Vice President
	601-208-2310	601-208-6898

Media:	Melanie A. Morgan
First Vice President
601-208-2979

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	October 24, 2007